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                                                                 Exhibit 99.1


               Date:           March 20, 2002       NEWS RELEASE

               For Release:    IMMEDIATELY

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                                                    Hubbell Incorporated
                                                    584 Derby-Milford Road
                                                    P. O. Box 549
                                                    Orange, CT  06477
                                                    203-799-4100

               Contact:       Thomas R. Conlin



                           HUBBELL AGREES TO ACQUIRE

                               USI LIGHTING GROUP
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ORANGE, CT.  (March 20, 2002) -- Hubbell Incorporated (NYSE:  HUBA, HUBB) today announced that is has signed a definitive agreement to acquire USI's LCA Group Inc., the domestic lighting division of U.S. Industries, Inc., (NYSE: USI).
The purchase price will be $250 million in cash subject to adjustment based on certain circumstances. The transaction, which is subject to customary closing conditions, is expected to be completed in the second quarter.

USI lighting group, which operates through a broad group of subsidiaries is a prominent, full-line lighting product manufacturer with 2001 sales in excess of $575 million. It serves a diverse series of lighting markets under well-recognized brand names:

         o Columbia Lighting:  Specification and commercial grade fluorescent fixtures for a variety of commercial and industrial applications.

         o Dual-Lite:          Commercial and industrial safety products
                               including exit signage, emergency lighting, and central AC inverter systems.

         o Prescolite:         Commercial and residential specification indoor
                               downlighting, track lighting, and surface-mounted products.

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         o Kim Lighting:       Specification grade fixtures for architectural
                               area, flood, structure, site/roadway, and landscape lighting for commercial and residential applications.

         o Spaulding Lighting: Outdoor area, canopy, flood, and pedestrian lighting fixtures and poles focusing on
                               commercial installations.

         o Progress Lighting:  The leading single source supplier of residential and light commercial decorative lighting.

Tim Powers, President and Chief Executive Officer of Hubbell, cited the acquisition's fit with Hubbell's strategic plan. "Lighting is one of our core businesses, and an area where we are experienced. The well-established, quality brands of these two companies will form a broad portfolio of leading names which will move us into the top tier of lighting fixture suppliers. In addition, it further strengthens Hubbell's emphasis on specification-grade products across all of the diverse markets we serve."

"The Company's focus on strategic acquisitions is moving forward," Powers continued. "Hubbell Lighting Controls added the MyTech Corporation last October with its industry leadership in solid state occupancy sensors. Earlier this month, we added Hawke International with its range of harsh and hazardous application products to our Killark and Chalmit operations that serve these same markets. The USI lighting group acquisition, once closed, will be a major and accretive step in our program."

                                  -continued-
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U.S. Industries, Inc., with its subsidiaries manufactures and distributes a broad range of consumer and industrial products in two business segments: Bath and Plumbing, and Rexair. Its principal brands include Jacuzzi, Zurn, Sundance Spas, Eljer, and Rexair.

Certain statements contained herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.
Such forward-looking statements involve numerous assumptions, known and unknown risks, uncertainties and other factors which may cause actual and future performance or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include: achieving sales levels to fulfill revenue expectations; unexpected costs or charges, certain of which may be outside the control of the Company; general economic and business conditions; and competition.

Hubbell Incorporated is an international manufacturer of quality electrical and electronic products for commercial, industrial, utility, and telecommunications markets. With approximately $1.3 billion in annual revenues, Hubbell Incorporated operates manufacturing facilities in North America, Puerto Rico, Mexico, Italy, Switzerland, and the United Kingdom, participates in a joint venture in Taiwan, and maintains sales offices in Singapore, Hong Kong, South Korea, People's Republic of China, and the Middle East. The corporate headquarters is located in Orange, CT.

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